UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

UNIVERSAL SAFETY PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31747	52-0898545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of principal executive offices) (Zip Code)

(410) 363-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UUU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year.

On October 6, 2026, the Board of Directors of Universal Safety Products, Inc., a Maryland corporation (the “Company”) approved a change in fiscal year end of the Company from March 31st to December 31st. Following such change, the date of the Company’s next fiscal year end is December 31, 2026. Consequently, the Company will file a transition report on Form 10-K for the period from April 1, 2026 to December 31, 2026.

Item 7.01	Regulation FD Disclosure.

On October 7, 2026, the Company issued a press release announcing that, effective October 19, 2026, the Company will be changing its name to DeFi Capital Markets, Inc. and its stock symbol to “DCM” (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release, issued October 7, 2026.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL SAFETY PRODUCTS, INC.

Dated: October 7, 2026	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President and Chief Executive Officer

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